UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a), (b) At the Annual Meeting of Stockholders (the “Annual Meeting”) of The Chefs’ Warehouse, Inc. (the “Company”) held on May 16, 2014, a total of 19,299,615 shares of the Company’s common stock, or 77.07% of the Company’s outstanding shares, were present in person or represented by proxies out of a total of 25,038,559 shares of common stock outstanding and entitled to vote as of the record date for the Annual Meeting. The stockholders voted on three proposals at the Annual Meeting. The results of voting on the three proposals, including final voting tabulations, are set forth below.

1. The stockholders elected Dominick Cerbone, John A. Couri, Joseph Cugine, Alan Guarino, Stephen Hanson, Christopher Pappas and John Pappas to serve as directors to hold office until the annual meeting of stockholders to be held in 2015 and until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Dominick Cerbone	18,329,973	71,373	898,269
John A. Couri	18,249,759	151,587	898,269
Joseph Cugine	18,330,073	71,273	898,269
Alan Guarino	18,245,859	155,487	898,269
Stephen Hanson	18,064,792	336,554	898,269
Christopher Pappas	18,292,761	108,585	898,269
John Pappas	18,140,906	260,440	898,269

2. The stockholders approved the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2014.

For	Against	Abstentions
19,281,225	6,104	12,286

3. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2014 proxy statement.

For	Against	Abstentions	Broker Non-Votes
18,366,773	27,372	7,201	898,269

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name: Title:	Alexandros Aldous General Counsel and Corporate Secretary

Date: May 22, 2014